  Exhibit 99.2

Cellular Biomedicine Group Announces Data to be Presented at 2020 ASH Annual Meeting

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C-CAR088 Anti-BCMA CAR-T Cell Therapy for Multiple Myeloma (MM)
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C-CAR039 Novel Anti-CD19/CD20 Bi-Specific CAR-T Cell Therapy for Relapsed/Refractory (r/r) B-Cell NHL
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C-CAR066 CAR-T Cell Therapy for B-Cell NHL Patients Who Are Relapsed/Resistant Following CD19 CAR-T Therapy

GAITHERSBURG, MD and SHANGHAI, China, December 4, 2020 – Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biopharmaceutical firm engaged in the drug development of immunotherapies for cancer and stem cell therapies for degenerative diseases, announced today that three abstracts relating to its immuno-oncology drug development have been accepted for presentation at the 62nd American Society of Hematology (ASH) Annual Meeting and Exposition to be held as a virtual event on December 5-8, 2020.

C-CAR088
Abstract Title:  An Anti-BCMA CAR T-Cell Therapy (C-CAR088) Shows Promising Safety and Efficacy Profile in Relapsed or Refractory Multiple Myeloma
Program: Oral and Poster Abstracts
Type: Oral
Session: 653. Myeloma/Amyloidosis: Therapy, excluding Transplantation: Novel Therapies Targeting B Cell Maturation Antigen in Relapsed/Refractory Multiple Myeloma
Date:  Saturday, December 5, 2020
Time:  1:15pm PST
Abstract Online: https://ash.confex.com/ash/2020/webprogram/Paper138734.html
A copy of the presentation materials will be made available on the Investor Relations section of the Company website following the presentation.

C-CAR039
Abstract Title: Developing a Novel Anti-CD19/CD20 Bi-Specific Chimeric Antigen Receptor T (CAR-T) Cell Therapy for Relapsed/Refractory (r/r) B-Cell NHL
Online only: https://ashpublications.org/blood/article/136/Supplement%201/8/473629/Developing-a-Novel-Anti-CD19-CD20-Bi-Specific

C-CAR066
Abstract Title: Early Clinical Results of a Novel Anti-CD20 Chimeric Antigen Receptor (CAR)-T Cell Therapy for B-Cell NHL Patients Who Are Relapsed/Resistant Following CD19 CAR-T Therapy
Online only: https://ashpublications.org/blood/article/136/Supplement%201/8/473636/Early-Clinical-Results-of-a-Novel-Anti-CD20

About Cellular Biomedicine Group, Inc.

Cellular Biomedicine Group, Inc. (Nasdaq: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. The company conducts immuno-oncology and stem cell clinical trials in China using products from its integrated GMP laboratory. The Company’s GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. Its Shanghai facility includes a “Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific. These partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China. The China NMPA (formerly CFDA) approved the Company’s IND application for a Phase II trial for AlloJoin®, CBMG’s “Off-the-Shelf” allogenic haMPC therapy for the treatment of Knee Osteoarthritis (KOA), and has accepted the Company’s IND application for a Phase II trial for ReJoin® autologous haMPC therapy for the treatment of KOA. The NMPA has also accepted CBMG’s dossier for an IND application for clinical trials of anti-BCMA CAR-T. CBMG is included in the broad-market Russell 3000® Index the small-cap Russell 2000® Index and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities, investments, and other statements that are not descriptions of historical facts, including our expectations regarding our immuno-oncology and regenerative medicine clinical trials, including trials of our CAR-T Cell therapies, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include any risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including risks regarding our ability to execute on proposed new products, services or development thereof, the results of our clinical research and development, particularly as they relate to CAR-T Cell therapies, regulatory infrastructure governing cell therapy and cellular biopharmaceuticals, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, our ability to seek intellectual property rights for our product candidates, uncertainty regarding competition in the industry in which we operate, overall market conditions, and the impact of the COVID-19 pandemic on our operations, including risks associated with the evolving COVID-19 pandemic and actions taken in response to it. Generally, forward-looking statements may be identified by terms such as “may,” “will,” “expects,” “plans,” “intends,” “estimates,” “potential,” “promising,” or “continue” or similar terms or the negative of these terms. These statements reflect CBMG’s current views with respect to future events or to its future activities and involve known and unknown risks, uncertainties and other factors which may cause CBMG’s actual activities, actions or achievements to be materially different from any future activities, actions or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Company/Investor Contact:
Sarah Kelly
Director of Corporate Communications, CBMG
Phone: (301) 825-5320
Email: sarah.kelly@cellbiomedgroup.com